Exhibit 15

November 14, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated October 29, 2001 on our review of interim financial information of Rouge Industries, Inc. (the “Company”) as of and for the periods ended September 30, 2001 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (No. 33-88518, No. 33-88520, No. 333-53741 and No. 333-53743).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP